EXHIBIT INDEX



Exhibit No.     Description                                  Page
===========     ===========                                  ====
2.1             Agreement and Plan of Merger dated
                as of April 28, 1995 (incorporated
                by reference to Appendix A to the
                Company's definitive Proxy Statement
                filed June 30, 1995)..........................N/A

3.1             Amended and Restated Certificate of
                Incorporation (incorporated by
                reference to Exhibit 3.1 to the
                Company's Form 10-Q for the quarter
                ended September 30, 1994).....................N/A

3.2             Amended and Restated Bylaws of Realty
                Income Corporation, as amended.................29

27              Financial Data Schedule*.......................72

* Electronically filed with the Securities and Exchange
Commission only.

                                                    Page 28 of 72

                           Exhibit 3.2
    AMENDED AND RESTATED BY-LAWS OF REALTY INCOME CORPORATION



                        TABLE OF CONTENTS

ARTICLE I - DEFINITIONS........................................33

ARTICLE II - OFFICES...........................................40

   Section 1.  Registered Office...............................40
   Section 2.  Other Office....................................40

ARTICLE III - MEETINGS OF STOCKHOLDERS.........................40

   Section 1.  Place of Meetings...............................40
   Section 2.  Annual Meeting of Stockholders..................40
   Section 3.  Quorum; Adjourned Meetings and
               Notice Thereof..................................40
   Section 4.  Voting..........................................41
   Section 5.  Proxies.........................................41
   Section 6.  Special Meetings................................41
   Section 7.  Notice of Stockholder's Meetings................42
   Section 8.  Maintenance and Inspection of
               Stockholder List................................42
   Section 9.  Stockholder Action by Written
               Consent Without a Meeting.......................42
   Section 10. Inspectors of Election..........................43
   Section 11. Duties..........................................43

ARTICLE IV - DIRECTORS.........................................44

   Section 1.  Number of Directors.............................44
   Section 2.  Nomination......................................44
   Section 3.  Vacancies.......................................45
   Section 4.  Powers..........................................46
   Section 5.  Place of Directors' Meetings....................46
   Section 6.  Regular Meetings................................46
   Section 7.  Special Meetings................................46
   Section 8.  Quorum..........................................46
   Section 9.  Action Without Meeting..........................46
   Section 10. Telephonic Meetings.............................46
   Section 11. Committees of Directors.........................47
   Section 12. Minutes of Committee Meetings...................48
   Section 13. Compensation of Directors.......................48
   Section 14. Indemnification.................................48

ARTICLE V - OFFICERS...........................................51

   Section 1.  Officers........................................51
   Section 2.  Election of Officers............................51
   Section 3.  Subordinate Officers............................51
   Section 4.  Compensation of Officers........................52
   Section 5.  Term of Office; Removal and Vacancies...........52
   Section 6.  Chairman of the Board...........................52
   Section 7.  President.......................................52
   Section 8.  Vice President..................................52
   Section 9.  Secretary.......................................53
   Section 10. Assistant Secretaries...........................53
   Section 11. Treasurer.......................................53
   Section 12. Assistant Treasurer.............................54

ARTICLE VI - CERTIFICATES OF STOCK.............................54

   Section 1.  Certificates....................................54
   Section 2.  Signatures on Certificates......................54
   Section 3.  Statement of Stock Rights,
               Preferences, Privileges.........................54
   Section 4.  Lost Certificates...............................55
   Section 5.  Transfers of Stock..............................55
   Section 6.  Fixing Record Date..............................55
   Section 7.  Registered Stockholders.........................56

ARTICLE VII - INVESTMENT POLICY AND RESTRICTIONS...............56

   Section 1.  Investment......................................56
   Section 2.  Tax Treatment as a REIT.........................57
   Section 3.  No Liability to Qualify as REIT.................57
   Section 4.  Specific Investments............................57
   Section 5.  Reserves........................................57
   Section 6.  Investment Restrictions.........................57
   Section 7.  Restrictions Upon Dealings Between
               the Corporation and Interested Parties..........58
   Section 8.  Corporation's Right to Borrow Funds.............59
   Section 9.  Pursuit of Ancillary Services...................60
   Section 10. Investment in Corporation's Shares..............62

ARTICLE VIII - INDEPENDENT ACTIVITIES..........................62

   Section 1.  Shares Held by Directors and Officers...........62
   Section 2.  Business Interests and Investments
               of Directors....................................62
   Section 3.  Other Business Relationships of Director........62

ARTICLE IX - THE ADVISOR.......................................63

   Section 1.  Engagement of Advisor...........................63
   Section 2.  Advisory Contract...............................63
   Section 3.  Change of Advisors..............................64

ARTICLE X - SELF-ADMINISTERED REIT.............................64

ARTICLE XI - GENERAL PROVISIONS................................65

   Section 1.  Dividends.......................................65
   Section 2.  Payment of Dividends; Directors'
               Discretion to Establish Reserves................65
   Section 3.  Duties..........................................65
   Section 4.  Checks..........................................66
   Section 5.  Fiscal Year.....................................66
   Section 6.  Corporate Seal..................................66
   Section 7.  Manner of Giving Notice.........................66
   Section 8.  Waiver of Notice................................66
   Section 9.  Annual Statement................................66

ARTICLE XII - AMENDMENTS.......................................67

   Section 1.  Amendment by Directors or Stockholders..........67

ARTICLE XIII - MISCELLANEOUS...................................67

   Section 1.  Provisions in Conflict With
               Law or Regulations..............................67
   Section 2.  Reliance Upon Legal Advice......................68
   Section 3.  Delaware Law to Govern..........................68
   Section 4.  Effectiveness of Certain Provisions.............68

CERTIFICATE OF SECRETARY.......................................69

                  AMENDED AND RESTATED BY-LAWS

                               OF

                    REALTY INCOME CORPORATION

                  AMENDED AND RESTATED BY-LAWS

                               OF

                    REALTY INCOME CORPORATION

                            ARTICLE I
                           DEFINITIONS
                           ===========

     Whenever used in these By-Laws, unless the context otherwise requires, the terms defined in this Article I shall have the following respective meanings:

     "ADVISOR" means R.I.C. Advisor, Inc. or any other Person (other than a Director, officer or employee of the Corporation) responsible for directing or performing the day-to-day business affairs of the Corporation, including a Person or entity to which the Advisor subcontracts substantially all such functions.

     "AFFILIATE" of a Person means (a) any other Person directly or indirectly controlling, controlled by and under common control with such Person, (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such Person, (c) any officer, director or general partner of such Person, or (d) if such Person is an officer, director or general partner, any Person for which such Person acts as an officer, director or general partner. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "ANCILLARY SERVICES" means any business activity rendered in connection with, or incidental to, the Corporation's primary activity of leasing its properties, which generates revenue for the Corporation that would be treated by the IRS as Nonqualifying Income, including, but not limited to, the sale of goods and services to its tenants and others.

     "APPRAISED VALUE" means the value of a property as determined by an appraisal made by one or more independent qualified appraisers selected in accordance with procedures established by the Board (and a majority of the Independent Directors as to any proposed acquisition from R.I.C. Advisor, Inc., any other Advisor, a Director or an officer or any Affiliate thereof).

     "BOARD" means the Board of Directors of the Corporation, as constituted from time to time.

     "BY-LAWS" means the Amended and Restated By-Laws of the Corporation, as in effect from time to time.

     "CALIFORNIA PARTNERSHIPS" means RIC 1, RIC 2, RIC 3, RIC 6, RIC 7, RIC 8, RIC 10, RIC 11, RIC Associates 1, RIC Associates 2, RIC 12, RIC 13, RIC 14, RIC 15, RIC 16, RIC 17, RIC 18, RIC 19, RIC 20, RIC 21, RIC 22, RIC 23, RIC 24, RIC 25, and RIC 26, each of which was organized as a California limited partnership under the California Uniform Limited Partnership Act or the California Revised Limited Partnership Act.

     "CERTIFICATE OF INCORPORATION" shall mean the Amended and Restated Certificate of Incorporation of Realty Income
Corporation, as in effect from time to time.

     "CHAIRMAN OF THE BOARD" shall have the meaning assigned to such term in Section 6 of Article V hereof.

     "CODE" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     "COMMON STOCK" means the Common Stock of the Corporation, par value $1.00 per share.

     "CONSOLIDATION" means the following interdependent transactions, each of which is to be closed concurrently, (a) the merger of the Corporation with each of the California Partnerships whose Limited Partners approve such Partnership's participation in the Consolidation; and (b) the acquisition by the Corporation of all the assets, subject to existing liabilities, of each of the foregoing California Partnerships.

     "CONSOLIDATION EXPENSES" means all costs and expenses incurred by the California Partnerships and the Corporation in preparation for, and in the completion of, each of the transactions contemplated in connection with the Consolidation (including, without limitation, the Solicitation Expenses).

     "CONSOLIDATION PROPERTIES" means the real estate assets, and related personal property, acquired by the Corporation from the Participating Partnerships as a result of the Consolidation.

     "CORPORATION" means Realty Income Corporation, a Delaware corporation.

     "DIRECTORS" means the directors of the Corporation's Board.

     "GENERAL PARTNERS" means, with respect to each of the California Partnerships, the parties serving as general partners of that Partnership.

     "INDEBTEDNESS" of any Person means the principal of, premium, if any, and interest on, (i) all indebtedness of such Person (including Indebtedness of others guaranteed by such Person), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed which is (A) for money borrowed or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind and (ii) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation.

     "INDEBTEDNESS RESTRICTION" means the restriction placed upon the Corporation's authority to borrow funds set forth in Section
8 of Article VII.

     "INDENTURE" means the Indenture between the Corporation and the Chemical Trust Company of California pursuant to which the Notes are to be issued as the same may be amended or supplemented from time to time.

     "INDEPENDENT DIRECTORS" means with respect to any transaction proposed between the Corporation and another party
(the "Contracting Party"), those Directors who:

     (a) do not serve as directors, officers, partners or trustees of, or in any similar capacity of control with respect to, the Contracting Party;

     (b) do not own, directly or indirectly, have a beneficial interest in, or have the right to vote, any of the equity and/or debt securities of the Contracting Party; provided, however, that the ownership, control of or interest in less than one percent of the outstanding debt and/or equity securities of the Contracting Party shall not cause a Director to lose his status as an Independent Director if the Contracting Party is a public company and the Director's interest is disclosed to the Board of Directors before any action is taken with respect to the proposed transaction; and

     (c)  are not otherwise affiliated with the Contracting
Party.

     "INTERESTED PARTY" of the Corporation shall have the meaning ascribed to such term in Section 7 of Article VII.

     "IRS" means the United States Internal Revenue Service.

     "LIMITED PARTNERS" means, with respect to each of the California Partnerships, the Persons admitted from time to time to that Partnership as limited partners, whether as initial, additional or substitute Limited Partners, and Persons who have acquired Units but have not yet been admitted as substitute Limited Partners. References to "Limited Partners" which do not make specific reference to the Limited Partners of an identified California Partnership shall be understood to refer to the Limited Partners of all the California Partnerships.

     "MAJORITY VOTE" means the consent of Limited Partners holding at least a majority of the outstanding Units of a particular California Partnership (or, in the case of RIC 1, sixty percent (60%) of the outstanding Units of that California Partnership) or the consent, either in person or by proxy, of stockholders holding a majority of the Shares in the Corporation, as the case may be.

     "NONPARTICIPATING PARTNERSHIP" means any California
Partnership whose Limited Partners do not, by a Majority Vote, approve participation in the Consolidation.

     "NONQUALIFYING INCOME" means income not described in Section
856(c)(2) of the Code, or any successor provision.

     "NOTES" means the Variable Rate Senior Notes Due 2001 and, unless the context otherwise requires, the promissory notes, to be issued by the Corporation pursuant to the Indenture to the Participating Limited Partners who elect to receive Notes in exchange for their Units rather than Shares.

     "PARTNERSHIP AGREEMENT" of each California Partnership means its amended and restated (where applicable) certificate and agreement of limited partnership, the provisions of which govern the rights and obligations of its respective partners.

     "PARTICIPATING LIMITED PARTNER" means a Limited Partner of a
Participating Partnership.

     "PARTICIPATING PARTNERSHIP" means any California Partnership whose Limited Partners approve, by a Majority Vote, the Partnership's participation in the Consolidation.

     "PERSON" means an individual, a corporation, limited partnership, general partnership, joint stock company or an association, a joint venture, trust, bank, trust company, land trust, business trust or an estate, or any other entity and governmental agency and any political subdivision thereof, and also includes a group as that term is defined for purposes of
Section 13(d)(3) of the Securities Act.

     "PORTFOLIO APPRAISAL" means the portfolio appraisals of the real estate assets of each of the California Partnerships prepared by Cushman & Wakefield, Inc. in connection with the Consolidation as of the respective appraisal dates.

     "PREFERRED STOCK" means the Preferred Stock of the Corporation, par value $1.00 per share, authorized to be issued in one or more series under the Certificate of Incorporation.

     "PRESIDENT" shall have the meaning assigned to such term in
Section 7 of Article V.

     "REIT" means a real estate investment trust under Sections
856 to 860 the Code or any successor provisions.

     "REIT PROVISIONS OF THE CODE" means Part II, Subchapter M of
Chapter 1 of the Code, as now enacted or hereafter amended, or successor statutes, relating to REITs.

     "R.I.C. ADVISOR, INC." means R.I.C. Advisor, Inc., a
California corporation (originally named Realty Income
Corporation).

     "RIC 1" means Northridge Bell, Limited, a California limited partnership.

     "RIC 2" means Tustin Bell, Ltd., a California limited partnership.

     "RIC 3" means Marina Bell, Ltd., a California limited partnership.

     "RIC 6" means Fullerton Commercial Property, Ltd., a
California limited partnership.

     "RIC 7" means Chino Commercial Property, Ltd., a California limited partnership.

     "RIC 8" means R.I.C. 76, Ltd., a California limited partnership.

     "RIC 10" means R.I.C. 781, Ltd., a California limited partnership.

     "RIC 11" means Garden Grove BYH, Ltd., a California limited partnership.

     "RIC ASSOCIATES 1" means R.I.C. Associates #1, Ltd., a
California limited partnership.

     "RIC ASSOCIATES 2" means R.I.C. Associates #2, Ltd., a
California limited partnership.

     "RIC 12" means R.I.C. 79, Ltd., a California limited partnership.

     "RIC 13" means R.I.C. 81, Ltd., a California limited partnership.

     "RIC 14" means R.I.C. 14, Ltd., a California limited partnership.

     "RIC 15" means R.I.C. 15 Ltd., a California limited partnership.

     "RIC 16" means R.I.C. 16 Ltd., a California limited partnership.

     "RIC 17" means R.I.C. 17 Ltd., a California limited partnership.

     "RIC 18" means R.I.C. 18 Ltd., a California limited partnership.

     "RIC 19" means R.I.C. 19 Ltd., a California limited partnership.

     "RIC 20" means R.I.C. 20, Ltd., a California limited partnership.

     "RIC 21" means R.I.C. 21, Ltd., a California limited partnership.

     "RIC 22" means R.I.C. 22, Ltd., a California limited partnership.

     "RIC 23" means R.I.C. 23, Ltd., a California limited partnership.

     "RIC 24" means R.I.C. 24, Ltd., a California limited partnership.

     "RIC 25" means R.I.C. 25, Ltd., a California limited partnership.

     "RIC 26" means R.I.C. 26, Ltd., a California limited partnership.

     "SECRETARY" shall have the meaning assigned to such term in
Section 9 of Article V.

     "SOLICITATION EXPENSES" means the direct solicitation compensation (if any) payable to broker-dealers for assistance in soliciting consents from the Limited Partners of the California Partnerships and direct marketing expenses related thereto, such as telephone calls, broker-dealer fact sheets, legal and other fees related solely to the solicitation of consents.

     "SUBSIDIARY" means, with respect to any Person, any other Person of which more than 50% of (i) the equity or other ownership interest or (ii) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

     "TOTAL ASSETS" of the Corporation means, as of the date the amount is to be determined, the aggregate Portfolio Appraisal value of the Consolidation Properties owned by the Corporation and its consolidated Subsidiaries as of such date, plus the aggregate purchase price (or the appraised value in the case of property for property exchanges) of real estate properties acquired after the Consolidation and owned by the Corporation or any of its consolidated Subsidiaries as of such date, plus the book value of the Corporation and its consolidated Subsidiaries' other assets (other than unamortized acquisition fees) as of such date (determined on a consolidated basis in accordance with (to the extent applicable) generally accepted accounting principles).

     "TREASURER" shall have the meaning assigned to such term in
Section 11 of Article V.

     "UNITS" means the outstanding limited partnership interests of each California Partnership.

     "VICE PRESIDENT" shall have the meaning assigned to such term in Section 8 of Article V.

     "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any other Person all the outstanding (i) equity or other ownership interest or (ii) voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof (in each case other than directors' qualifying shares) is owned at such time by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

                            ARTICLE II
                             OFFICES
                             =======

     Section 1.  REGISTERED OFFICE.

     The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2.  OTHER OFFICE.

     The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                           ARTICLE III
                    MEETING OF STOCKHOLDERS
                    =======================

     Section 1.  PLACE OF MEETINGS.

     Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

     Section 2.  ANNUAL MEETING OF STOCKHOLDERS.

     The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted. The first annual meeting of stockholders shall be held within thirteen (13) months after the organization of the Corporation. Each subsequent annual meeting shall be held within thirteen (13) months after the last annual meeting.

     Section 3.  QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF.

     A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

     Section 4.  VOTING.

     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     Section 5.  PROXIES.

     At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article VI, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

     Section 6.  SPECIAL MEETINGS.

     Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called by the President or the Secretary at the request in writing of the Chairman of the Board, the President, or a majority of the Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 7.  NOTICE OF STOCKHOLDER'S MEETINGS.

     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     Section 8.  MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST.

     The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 9.  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A
MEETING.

     Unless otherwise provided in the Certificate of Incorporation, or any rules of any stock exchange on which the Corporation's Common Stock may be listed, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 10.  INSPECTORS OF ELECTION.

     In advance of any meeting of stockholders, the Board shall appoint one or more Persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one (1) or more Persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more Persons to act as inspector of elections at such meeting.

     Section 11.  DUTIES.

     The inspectors shall:

     (a) Ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share;

     (b) Determine the shares of capital stock represented at the meeting and the validity of proxies and ballots;

     (c)  Count all votes and ballots;

     (d) Determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and

     (e) Certify their determination of the number of shares of capital stock represented at the meeting and their count of the votes and ballots.

     The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of the Delaware General Corporation Law as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons to assist them in the performance of their duties.

                           ARTICLE IV
                           DIRECTORS
                           =========

     Section 1.  NUMBER OF DIRECTORS.

     The number of directors which shall constitute the whole Board shall be five (5), except for the initial Board which shall be two (2). The initial directors shall have the power to appoint the three (3) additional directors. The directors need not be stockholders. The number of directors may be increased or decreased by a majority of the Board of Directors; PROVIDED, that the number of directors will not be less than one (1) nor more than five (5) at any one time. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 2 of this Article, and each director elected shall hold office until the next annual meeting of the stockholders or until his or her successor is elected and qualified; PROVIDED, HOWEVER, that unless otherwise restricted by the Certificate of Incorporation or By-Laws, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

     Section 2.  NOMINATION.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any stockholder of record entitled to vote for the election of Directors at such meeting; PROVIDED, HOWEVER, that a stockholder may nominate persons for election as Directors only if written notice (in accordance with this Section) of such stockholder's intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of the stockholders, not fewer than sixty (60) nor more than ninety (90) days prior to the date of the annual meeting of stockholders as scheduled by the Board of Directors for such annual meeting (or if less than sixty (60) days' notice or prior public disclosure of the date of the annual meeting is given or made to the stockholders, not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made) and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder's notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of capital stock of the Corporation which are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the stockholder and such nominee and any other Persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a stockholders' meeting at which Directors are to be elected, shall determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of stockholders to make nominations pursuant to the foregoing procedure is subject to the rights (if any) of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to nominate or elect directors. The procedures set forth in this Section for nomination for the election of Directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

     Section 3.  VACANCIES.

     Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 4.  POWERS.

     The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 5.  PLACE OF DIRECTORS' MEETINGS.

     The Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, outside of the State of Delaware.

     Section 6.  REGULAR MEETINGS.

     Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Section 7.  SPECIAL MEETINGS.

     Special meetings of the Board of Directors may be called by the President on forty-eight (48) hours' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

     Section 8.  QUORUM.

     At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

     Section 9.  ACTION WITHOUT MEETING.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 10.  TELEPHONIC MEETINGS.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     Section 11.  COMMITTEES OF DIRECTORS.

     The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 12.  MINUTES OF COMMITTEE MEETINGS.

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 13.  COMPENSATION OF DIRECTORS.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 14.  INDEMNIFICATION.

     (a) To the fullest extent permitted under the General Corporation Law of Delaware, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) To the fullest extent permitted under the General Corporation Law of Delaware, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and
(b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorney's fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director or officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section 14.

     (f) The indemnification and the advancement of expenses provided by this Section 14 shall not be deemed exclusive of any other rights to which those indemnified or seeking advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Section 14.

     (h) For the purposes of this Section 14, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 14 with respect to the resulting or surviving Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Section 14, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.

                           ARTICLE V
                           OFFICERS
                           ========

     Section 1.  OFFICERS.

     The officers of this Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar titles. At the time of the election of officers, the Directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

     Section 2.  ELECTION OF OFFICERS.

     The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

     Section 3.  SUBORDINATE OFFICERS.

     The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 4.  COMPENSATION OF OFFICERS.

     The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 5.  TERM OF OFFICE; REMOVAL AND VACANCIES.

     The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     Section 6.  CHAIRMAN OF THE BOARD.

     The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     Section 7.  PRESIDENT.

     Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He or she shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He or she shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

     Section 8.  VICE PRESIDENT.

     In the absence or disability of the President, the Vice
Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the

President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

     Section 9.  SECRETARY.

     The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. He or she shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

     Section 10.  ASSISTANT SECRETARIES.

     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11.  TREASURER.

     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 12.  ASSISTANT TREASURER.

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                           ARTICLE VI
                      CERTIFICATES OF STOCK
                      =====================

     Section 1.  CERTIFICATES.

     Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

     Section 2.  SIGNATURES ON CERTIFICATES.

     Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

     Section 3.  STATEMENT OF STOCK RIGHTS, PREFERENCES,
PRIVILEGES.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 4.  LOST CERTIFICATES.

     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 5.  TRANSFERS OF STOCK.

     Subject to the provisions of the Certificate of Incorporation, upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6.  FIXING RECORD DATE.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 7.  REGISTERED STOCKHOLDERS.

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                           ARTICLE VII
               INVESTMENT POLICY AND RESTRICTIONS
               ==================================

     Section 1.  INVESTMENT.

     The Corporation intends to invest, directly or indirectly, in such real estate investments as may be approved by the Board from time to time. In order to create an initial investment portfolio, the Corporation intends to acquire the properties and other assets, subject to existing liabilities, of the California Partnerships whose Limited Partners approve the Consolidation. Subject to the restrictions of this Article VII, the Corporation's investments may be acquired in such manner, through such means and upon such terms and conditions as may be determined by the Board, and such investments may include, but are not limited to, direct acquisitions by the Corporation of real estate interests as well as investments in corporations, business trusts, general partnerships, limited partnerships, joint ventures or other legal entities and other investments.
All investments made by the Corporation, except those pursuant to
Article VII, Section 4, must be approved by a majority of the Directors or made in accordance with guidelines approved by the Board and which are in effect at the time the investments are made by the Corporation's management.

     Section 2.  TAX TREATMENT AS A REIT.

     As soon as the Corporation commences doing business, the Corporation shall use its best efforts to be eligible for tax treatment as a REIT under the Code, shall make such elections and filings, and take such other actions as may be necessary, to be treated as a REIT under the Code, and shall thereafter conduct its business to continue to qualify as a REIT under the REIT Provisions of the Code.

     Section 3.  NO LIABILITY TO QUALIFY AS REIT.

     Although a general purpose of the Corporation is to qualify as a REIT under the REIT Provisions of the Code, no Director, officer, employee, agent or independent contractor of the Corporation shall be liable for any act or omission resulting in the loss of tax benefits under the Code.

     Section 4.  SPECIFIC INVESTMENTS.

     Pending investment or reinvestment of the Corporation's assets in the type of investments described in Article VII,
Section 1, the Corporation may invest its assets in investments such as: (a) United States government securities, (b) bankers' acceptances, (c) certificates of deposit, (d) bank repurchase agreements covering securities of the United States government or governmental agencies, (e) commercial paper rated A-1 (or the equivalent) or better by Moody's Investors Services, Inc. or any other nationally-recognized rating agency, (f) interest-bearing time deposits in banks and thrift institutions, (g) money market funds, (h) mortgage-backed or related securities issued or guaranteed by the United States government or its agencies, (i) debt securities or equity securities collateralized by debt securities rated A-1 (or the equivalent) or better by Moody's Investors Services, Inc. or any other nationally-recognized rating agency, (j) other short- or medium-term liquid investments or hybrid debt/equity securities approved by the Board, with the advice of the Advisor, or (k) any combination of the foregoing investments.

     Section 5.  RESERVES.

     The Corporation may retain, as a permanent reserve, such funds as the Board deems reasonable, in cash and in the types of investments described in Section 4 of this Article VII.

     Section 6.  INVESTMENT RESTRICTIONS.

     The Corporation shall not:

     (a) Invest in foreign currency, bullion, commodities or commodity future contracts;

     (b)  Invest in contracts for the sale of real estate;

     (c) Engage in underwriting or the agency distribution of securities issued by others;

     (d) Issue "redeemable securities" (as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended), "face amount certificates of the installment type" (as defined in Section 2(a)(15) thereof) or "periodic payment plan certificates" (as defined in Section 2(a)(27) thereof); or

     (e) Engage in short sales or trading activities in securities, except for purposes of hedging the Company's short-term investments and obligations.

     Section 7.  RESTRICTIONS UPON DEALINGS BETWEEN THE
CORPORATION AND INTERESTED PARTIES.

     (a)  GENERAL RESTRICTIONS.  Except as provided in this
Section 7, the Corporation shall not engage in a transaction described in this Section 7 with any Director, officer, the Advisor, any Person owning or controlling ten percent (10%) or more of any class of the Corporation's outstanding voting securities, or any Affiliate of any of the aforementioned (individually, the "Interested Party" and collectively, the "Interested Parties"), except in compliance with the restrictions contained in this Section 7. Any transaction between the Corporation and any of the Interested Parties made in compliance with the requirements of this Section 7 shall be valid notwithstanding such relationship, and such Interested Party shall not be under any disability from or have any liability as a result of entering into any such transaction with the Corporation.

     (b)  SALES TO THE CORPORATION.  Except as provided in this
Paragraph (b), the Corporation shall not purchase property from any of the Interested Parties, unless:

          (i) Such transaction involves the acquisition of assets or properties from any of the California Partnerships, which transactions constitute a part of the Consolidation; or

          (ii) As to any transaction not included within Paragraph (i) above, after disclosure to the Board of the interest of the Interested Party in the proposed transaction, a majority of Directors not otherwise interested in such transaction (including a majority of the Independent Directors) has in good faith determined that (x) the property is being offered to the Corporation upon terms fair and commercially reasonable to the Corporation and at a price not greater than the cost of such asset to the selling party or its Appraised Value, and (y) the cost of such property and any improvements thereof is clearly established at the time of the proposed transaction and, regardless of such property's Appraised Value, if such cost is less than the price to be paid by the Corporation, some material change has occurred to the property which would increase its value after the selling party acquired an interest therein. The passage of time, increases in gross revenues, substantial repairs, rehabilitation or improvements, and the receipt of permits, consents, approvals, licenses and other authorizations from governmental agencies or bodies, may be regarded as events increasing the value of the property and supporting a price in excess of the selling entity's costs.

     (c) SALES BY THE CORPORATION. The Corporation shall not sell property to any Interested Parties, unless the interest of any such Interested Party in such proposed transaction has been disclosed to the Board and a majority of Directors not otherwise interested in such transaction (including a majority of the Independent Directors) have determined in good faith that the transaction is fair, competitive and commercially reasonable to the Corporation and on terms and conditions not less favorable than the terms and conditions that would have been made available from unaffiliated third parties.

     (d) LOANS TO THE CORPORATION. The Corporation shall not borrow funds from, any of the Interested Parties unless, after disclosure to the Board of the interest of the Interested Party in the proposed transaction, a majority of Directors not otherwise interested in such transaction (including a majority of the Independent Directors) have determined in good faith that the transaction is fair, competitive and commercially reasonable to the Corporation and on terms and conditions no less favorable to the Corporation than loans between unaffiliated lenders and borrowers under the same circumstances; PROVIDED, HOWEVER, that nothing in this Paragraph (d) shall be deemed to prohibit, restrict or otherwise limit the Corporation's right to issue Notes to the Limited Partners of the Participating Partnerships as contemplated by the Consolidation.

     Section 8.  CORPORATION'S RIGHT TO BORROW FUNDS.

     Subject to the restrictions contained in this Section 8, the Corporation may, at any time, at the discretion of the Board, create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to any Indebtedness, on a secured or unsecured basis, and in connection therewith execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations (which may be convertible into shares of capital stock or other equity interests or be issued together with warrants to acquire shares of capital stock or other equity interests). Notwithstanding the foregoing, the Corporation and its Subsidiaries shall not, however, directly or indirectly, create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to any Indebtedness (other than Indebtedness between the Corporation and any of its Wholly-Owned Subsidiaries), if, as a result of such event and after giving pro forma effect to the issuance of such Indebtedness, the consolidated Indebtedness of the Corporation and its consolidated Subsidiaries computed in accordance with generally accepted accounting principles would exceed fifty percent (50%) of Total Assets prior to such event, except for (a) Indebtedness incurred to finance all or a portion of the Consolidation Expenses; (b) Indebtedness incurred to refinance Indebtedness previously incurred by the Corporation or any of its Subsidiaries (which Indebtedness was permitted at the time it was incurred); provided however, that this clause (b) shall not include the refinancing of Indebtedness incurred by the Corporation or its Subsidiaries to finance all or a portion of the Consolidation Expenses; and (c) Indebtedness incurred to make distributions to stockholders in order to preserve the eligibility of the Corporation as a REIT under the REIT Provisions of the Code. The restriction upon the Corporation's authorization to borrow funds is to be applied at the time the borrowing is obtained by the Corporation. Any borrowing by the Corporation permitted at the time such borrowing is made does not become unauthorized, or constitute a violation of these By-Laws, even if, subsequent to the Corporation's borrowing such funds, the Corporation's Indebtedness exceeds the applicable limitation, whether or not such excess is due, in whole or in part, to any accrued but unpaid interest, late fees or penalties, finance charges or other amounts due with respect to the Corporation's new borrowing or previous borrowings. Notwithstanding any other provision of these By-Laws, the Board at any time may amend these By-Laws to increase, decrease or dispense with the requirements of this Section 8 of Article VII. The Board shall review the status of Corporation's Indebtedness at least quarterly.

     Section 9.  PURSUIT OF ANCILLARY SERVICES.

     (a) The Corporation may provide any Ancillary Services to its tenants or others as long as the Board believes in good faith that the Corporation's pursuit of such Ancillary Services would not jeopardize the Corporation's qualification as a REIT under the Code.

     (b) In the event that the Corporation's pursuit of one or more of the Ancillary Services might jeopardize the qualification of the Corporation as a REIT under the Code, the Corporation may, in lieu of offering such Ancillary Services directly:

          (i)  Restructure the manner in which such Ancillary
Services are offered to the Corporation's tenants or others, alter the pricing of other Ancillary Services or take such other action as the Corporation deems necessary;

          (ii) Invest in one or more other entities which directly provide the Ancillary Services to the Corporation's tenants or others; or

          (iii) Permit others, including Interested Parties, to offer the Ancillary Services to the Corporation's customers or others or to use the Corporation's properties as a site for offering such services, if such permission is granted in compliance with the terms of Paragraph (c) of this Section 9;

PROVIDED, HOWEVER, that, in each such instance, the Board has received an opinion from tax counsel or a ruling from the IRS that such action, subject to the qualifications and restrictions imposed by the Board, and such other assumptions as the Board may reasonably establish, would not disqualify the Corporation from taxation as a REIT under the Code.

     (c) The Corporation may permit one or more third parties in addition to the Advisor (including entities in which a Director, officer or an Affiliate thereof has an interest), to offer Ancillary Services to its customers or others, or to use the Corporation's properties as a site for offering such Ancillary Services, if the Board has in good faith made the following determinations:

          (i) The Corporation does not wish, or consider it advisable, to offer the Ancillary Services directly to its tenants or others or has determined that rendering such Ancillary
Services would jeopardize the qualification of the Corporation as a REIT under the Code;

          (ii) Permitting others to render such Ancillary Services would likely increase the rental revenues or other income derived from the ownership of the Corporation's properties, enhance the competitiveness of the Corporation or otherwise provide economic benefits, directly or indirectly, to the Corporation; and

           (iii) The party or parties rendering the Ancillary Services are competent to do so, have experience in rendering such Ancillary Services and have entered into a written contract with the Corporation with respect to the provision of the Ancillary Services, having terms and conditions deemed fair and equitable by the Board.

     Section 10.  INVESTMENT IN CORPORATION'S SHARES.

     The Corporation may, at any time, at the discretion of the Board, invest in any class or series of the Common Stock or Preferred Stock, or in any of its promissory notes, commercial paper, Notes, debentures, bonds or other debt obligations, for the purpose of supporting the value of any such securities or for any other purpose.

                          ARTICLE VIII
                     INDEPENDENT ACTIVITIES
                     ======================

     Section 1.  SHARES HELD BY DIRECTORS AND OFFICERS.

     Any Director or officer may acquire, own, hold and dispose of shares of capital stock in the Corporation, for his or her individual account, and may exercise all rights of a stockholder to the same extent and in the same manner as if he or she were not a Director or officer.

     Section 2.  BUSINESS INTERESTS AND INVESTMENTS OF DIRECTORS.

     Subject to the limitations contained in this Section 2, any Director who is not an officer of the Corporation may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation or disposition, for his or her own account or for the account of others, of interests in real property or Persons engaged in the real estate business, even if the same directly compete with the actual business being conducted by the Corporation, and is not required to present to the Corporation any business opportunity which comes to him or her even though such opportunity is within the Corporation's investment policies.

     Section 3.  OTHER BUSINESS RELATIONSHIPS OF DIRECTOR.

     Subject to the provisions of Article VII, any Director or officer may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any Person who may be engaged to render advice or services to the Corporation, and may receive compensation from such Person as well as compensation as Director, officer or otherwise hereunder, and no such activity shall be deemed to conflict with his or her duties and powers as Director or officer.

                           ARTICLE IX
                           THE ADVISOR
                           ===========

     Section 1.  ENGAGEMENT OF ADVISOR.

     The Corporation intends to engage the Advisor to provide investment advice, to provide administrative services, and to conduct the day-to-day affairs of the Corporation. The Board shall have the power to engage the Advisor in accordance with conditions set forth in this Article IX.

     Section 2.  ADVISORY CONTRACT.

     The Board is authorized to enter into an advisory contract, which shall be terminable by the Corporation, or the Advisor upon sixty (60) days' written notice with or without cause (subject to the payment of any required termination fees), with the Advisor for an initial term of not to exceed one year, which term may be extended (automatically or otherwise) for successive one-year terms. The Directors shall have a fiduciary duty to the stockholders to supervise the relationship of the Corporation with the Advisor. The Independent Directors shall not less than annually review and determine that the compensation which the Corporation contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out. The findings of the Independent Directors shall be recorded in the minutes of the Directors. Each such determination shall be based on factors deemed relevant by the Independent Directors, including but not limited to:

     (a) the size of the advisory fee in relation to the size, composition and profitability of the portfolio of the Corporation;

     (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation;

     (c) the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

     (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

     (e) the quality and extent of service and advice furnished by the Advisors;

     (f) the performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

     (g) the quality of the portfolio of the Corporation in relation to the investments generated by the Advisor for its own account.

     Section 3.  CHANGE OF ADVISORS.

     Any advisory contract with the Advisor shall provide that in the event of the termination of such contract, the Advisor will cooperate with the Corporation and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function. The Board of Directors shall determine that any successor Advisor possess sufficient qualifications to perform the advisory function for the Corporation and to justify the compensation provided for in its advisory contract with the Corporation.

                            ARTICLE X
                     SELF-ADMINISTERED REIT
                     ======================

     Notwithstanding the provisions of Article IX, which confirm the intention of the Corporation to engage an Advisor, the Corporation may elect to operate as a self-administered REIT upon a majority vote of Directors (including a majority of Independent Directors), in which event the Corporation will not engage an Advisor to be responsible for the day-to-day business affairs of the Corporation and for providing investment advice on the acquisition, development, management, finance and disposition of the Corporation's assets, but such management functions will be performed, in whole or in part, by the Corporation's officers and employees. Subject to the terms of this Article X, the Board shall determine the extent to which services necessary, advisable or prudent to the Corporation's business, including services related to the acquisition, development, financing, management, administration and disposition of the Corporation's assets, should be performed internally by the Corporation's officers and employees or handled through the engagement of independent consultants, experts, contractors or other agents.

                           ARTICLE XI
                       GENERAL PROVISIONS
                       ==================

     Section 1.  DIVIDENDS.

     Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2.  PAYMENT OF DIVIDENDS; DIRECTORS' DISCRETION TO
ESTABLISH RESERVES.

     Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may abolish any such reserve.

     Section 3.  DUTIES.

     For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than thirty (30) (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. Any distribution of income or capital assets of the Corporation to stockholders will be accompanied by a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution and a written statement disclosing the source of funds distributed will be sent to the stockholders not later than sixty (60) days after the close of the fiscal year in which the distribution was made.

     Section 4.  CHECKS.

     All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 5.  FISCAL YEAR.

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 6.  CORPORATE SEAL.

     The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7.  MANNER OF GIVING NOTICE.

     Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

     Section 8.  WAIVER OF NOTICE.

     Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.

     Section 9.  ANNUAL STATEMENT.

     The Board shall cause an annual report to be sent to the stockholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation. This report shall be sent at least thirty (30) days before the annual meeting of stockholders to be held during the next fiscal year and in the manner specified in Section 7 of Article XI hereof for giving notice to stockholders of the Corporation. The annual report shall contain financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants. So long as the Corporation engages an Advisor to administer its affairs, the annual report shall include the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and its Affiliates, including fees or charges paid to the Advisor and its Affiliates by third parties doing business with the Corporation.

                           ARTICLE XII
                           AMENDMENTS
                           ==========

     Section 1.  AMENDMENT BY DIRECTORS OR STOCKHOLDERS.

     These By-Laws may be amended or repealed and new By-Laws may be adopted by a majority of the Board; PROVIDED, HOWEVER, that
Section 3 of Article VI (relating to the written statement the Corporation is required to furnish to stockholders), Article VII except for Section 8 thereof (relating to investment policy and restrictions), Section 9 of Article XI (relating to an annual report), the definitions in Article I, to the extent that such definitions are to be used in any of the Sections cited in this
Article XII (relating to amendments to the By-Laws), may not be amended, repealed or modified, or inconsistent provisions adopted with respect thereto, without the affirmative vote of the stockholders holding a majority of the outstanding shares of each class entitled to vote. The stockholders may also amend and repeal these By-Laws or adopt new By-Laws. All By-Laws made by the Board may be amended or repealed by the stockholders.

                          ARTICLE XIII
                          MISCELLANEOUS
                          =============

     Section 1.  PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

     The provisions of these By-Laws are separable, and if the Board shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Code, the Delaware General Corporation Law or other applicable federal or Delaware laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these By-Laws; PROVIDED, HOWEVER, that such determination of the Directors shall not affect or impair any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted

(including, but not limited to, the election of Directors) prior to such determination. Such determination shall become effective when a certificate, signed by a majority of the Directors setting forth any such determination and reciting that it was duly adopted by the Directors, shall be filed with the books and records of the Corporation. The Directors shall not be liable for failure to make any determination under this Section 1 of
Article XIII. Nothing in this Section 1 shall in any way limit or affect the rights of the Directors or the stockholders to amend these By-Laws.

     Section 2.  RELIANCE UPON LEGAL ADVICE.

     The Directors, including the Independent Directors, may retain one or more legal counsel to assist them in making any determination required by them, or which they are permitted to make, pursuant to the terms of these By-Laws. Such directors shall not be liable for any loss caused by or resulting from any action taken or omitted in reliance upon any legal opinion rendered by such counsel, so long as the selection of the legal counsel and reliance on the advice was in good faith.

     In making any such determinations, the Directors shall not, however, be obligated to follow the advice of any legal counsel engaged to advise them.

     Section 3.  DELAWARE LAW TO GOVERN.

     Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware
General Corporation Law shall govern the construction of these By-Laws.

     Section 4.  EFFECTIVENESS OF CERTAIN PROVISIONS.

     The provisions of Section 10 of Article III, Article VII,
Article IX and Article X of these By-Laws shall become effective immediately upon consummation of the Consolidation but shall have no effect prior to that date.

                    CERTIFICATE OF SECRETARY



     I, the undersigned, do hereby certify:

     (1)  That I am duly elected and acting Secretary of Realty
Income Corporation, a Delaware corporation; and

     (2) That the foregoing bylaws, comprising 31 pages, constitute the bylaws of said corporation as duly adopted by the written consent of the stockholders of said corporation as of June 6, 1994.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 6th day of June, 1994.



/s/THOMAS A. LEWIS
--------------------------
Thomas A. Lewis, Secretary

        AMENDMENT TO BYLAWS OF REALTY INCOME CORPORATION

     Section 7(b)(i) of Realty Income Corporation's bylaws has been amended to read in its entirety as follows:

     (b) Sales to the Corporation. Except as provided in this Paragraph (b), the Corporation shall not purchase property from any of the Interested Parties, unless:

          (i) Such transaction involves the acquisition of assets or properties from any of the California Partnerships, which transactions constitute a part of the Consolidation, or the acquisition of or merger with R.I.C. Advisor, Inc. so long as the approval of such transaction is recommended by a majority vote of a committee comprising the independent members of, and is approved by, the Board of Directors following the receipt by the Board of a favorable report as to the fairness to the stockholders of the Corporation of the consideration to be paid in connection with such transaction, and so long as such transaction is approved by stockholders holding at least a majority of the shares of Common Stock of the Corporation.

                    CERTIFICATE OF SECRETARY



     I, the undersigned, do hereby certify:

     (1)  That I am duly elected and acting Secretary of Realty
Income Corporation, a Delaware corporation; and

     (2) That Article VII, Section 7(b)(i) of the bylaws of said corporation has been duly amended as set forth on the foregoing page by vote of the stockholders at the annual meeting of the stockholders of said corporation on August 17, 1995.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 17th day of August, 1995.



/s/MICHAEL R. PFEIFFER
------------------------------
Michael R. Pfeiffer, Secretary

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